UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2010

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813
Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina (Address of principal executive offices)	27511 (Zip code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Pantry, Inc. (“the Company”) held its Annual Meeting of Stockholders on March 16, 2010. The stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 22, 2010.

Proposal 1: Election of 10 nominees to serve as directors each for a term of one year or until his or her successor is duly elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
Terrance M. Marks	17,612,853	183,412
Robert F. Bernstock	8,377,164	9,419,101
Paul L. Brunswick	17,613,348	182,917
Wilfred A. Finnegan	17,616,897	179,368
Edwin J. Holman	8,611,870	9,184,395
Terry L. McElroy	8,614,121	9,182,144
Mark D. Miles	8,617,071	9,179,194
Bryan E. Monkhouse	17,613,246	183,019
Thomas M. Murnane	17,610,248	186,017
Maria C. Richter	17,610,524	185,741

Broker Non-Votes: 2,041,054

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of Deloitte & Touche LLP	19,733,009	94,579	9,731

Proposal 2 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.
By:	/s/ Frank G. Paci
Frank G. Paci
Executive Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)
Date:	March 17, 2010